AMENDED AND RESTATED SCHEDULE A
TO THE SUPERVISION AND ADMINISTRATION AGREEMENT
BETWEEN
GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC
DATED OCTOBER 20, 2008

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of May 11, 2011:

Name of Fund	Annual Supervision and Admin Fee	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X FTSE Nordic 30 ETF	0.50%	September 26, 2008	November 17, 2010	August 17, 2009
Global X FTSE Denmark 30 ETF	0.50%	October 2, 2009	November 17, 2010
Global X FTSE Finland 30 ETF	0.50%	October 2, 2009	November 17, 2010
Global X FTSE Norway 30 ETF	0.50%	October 2, 2009	November 17, 2010	November 9, 2010
Global X FTSE Argentina 20 ETF	0.74%*	December 5, 2008	November 17, 2010	March 2, 2011
Global X/InterBolsa FTSE Colombia 20 ETF	0.68%*	December 5, 2008	November 17, 2010	February 5, 2009
Global X FTSE Egypt 30 ETF	0.68%*	December 5, 2008
Global X FTSE Peru 20 ETF	0.66%*	December 5, 2008
Global X FTSE Philippines 30 ETF	0.68%*	December 5, 2008	November 17, 2010
Global X FTSE Poland 30 ETF	0.65%*	October 2, 2009
Global X Pakistan KSE-30 ETF	0.68%*	October 2, 2009	November 17, 2010
Global X Emerging Africa NR-40 ETF	0.63%*	October 2, 2009	November 17, 2010
Global X FTSE United Arab Emirates 20 ETF	0.98%	October 2, 2009	November 17, 2010
Global X China Consumer ETF	0.65%	October 2, 2009	November 17, 2010	November 30, 2009
Global X China Energy ETF	0.65%	October 2, 2009	November 17, 2010	December 15, 2009
Global X China Financials ETF	0.65%	October 2, 2009	November 17, 2010	December 10, 2009
Global X China Industrials ETF	0.65%	October 2, 2009	November 17, 2010	November 30, 2009
Global X China Materials ETF	0.65%	October 2, 2009	November 17, 2010	January 12, 2010
Global X China Technology ETF	0.65%	October 2, 2009	November 17, 2010	December 8, 2009
Global X Copper Miners ETF	0.65%	March 26, 2010	November 17, 2010	April 19, 2010
Global X Pure Gold Miners ETF	0.55%	March 26, 2010	November 17, 2010	March 14, 2011
Global X Platinum Miners ETF	0.65%	March 26, 2010	November 17, 2010
Global X Silver Miners ETF	0.65%	March 26, 2010	November 17, 2010	April 19, 2010
Global X Brazil Consumer ETF	0.77%	June 4, 2010	November 17, 2010	July 7, 2010
Global X Brazil Financials ETF	0.77%	June 4, 2010	November 17, 2010	July 28, 2010
Global X Brazil Industrials ETF	0.77%	June 4, 2010	November 17, 2010
Global X Brazil Materials ETF	0.77%	June 4, 2010	November 17, 2010
Global X Brazil Utilities ETF	0.77%	June 4, 2010	November 17, 2010
Global X Brazil Mid Cap ETF	0.69%	June 4, 2010	November 17, 2010	June 21, 2010
Global X China Mid Cap ETF	0.65%	June 4, 2010	November 17, 2010
Global X Aluminum ETF	0.69%	June 4, 2010	November 17, 2010
Global X Lithium ETF	0.75%	June 4, 2010	November 17, 2010	July 22, 2010
Global X Uranium ETF	0.69%	June 4, 2010	November 17, 2010	November 3, 2010
Global X Fishing ETF	0.69%	June 4, 2010	November 17, 2010	May 3, 2011
Global X Food ETF	0.65%	June 4, 2010	November 17, 2010	May 3, 2011
Global X Shipping ETF	0.65%	June 4, 2010	November 17, 2010
Global X Waste Management ETF	0.65%	June 4, 2010	November 17, 2010	April 12, 2011
Global X Gold Explorers ETF	0.65%	August 27, 2010	November 17, 2010	November 3, 2010
Global X Russell Emerging Markets Growth ETF	0.69%	November 17, 2010	November 17, 2010
Global X Russell Emerging Markets Value ETF	0.69%	November 17, 2010	November 17, 2010
Global X Next 11 ETF	0.75%	November 17, 2010	November 17, 2010
Global X FTSE ASEAN ETF	0.65%	November 17, 2010	November 17, 2010	February 16, 2011
Global X FTSE Andean ETF	0.72%	November 17, 2010	November 17, 2010
Global X S&P/TSX Venture 30 Canada ETF	0.75%	November 17, 2010	November 17, 2010	March 16, 2011
Global X Oil Equities ETF	0.49%	November 17, 2010	November 17, 2010	March 14, 2011
Global X Auto ETF	0.65%	November 17, 2010	May 11, 2011
Global X UK Mid-Cap ETF	0.59%	February 25, 2011
Global X Mexico Small-Cap ETF	0.69%	February 25, 2011		May 5, 2011
Global X Hong Kong Small-Cap ETF	0.69%	February 25, 2011
Global X Germany Small-Cap ETF	0.59%	February 25, 2011
Global X Singapore Small-Cap ETF	0.69%	February 25, 2011
Global X South Korea Small-Cap ETF	0.69%	February 25, 2011
Global X Taiwan Small-Cap ETF	0.69%	February 25, 2011
Global X Rare Earths ETF	0.65%	February 25, 2011
Global X Strategic Metals ETF	0.65%	February 25, 2011
Global X Fertilizers/Potash ETF	0.69%	February 25, 2011
Global X SuperDividend ETF	0.58%	February 25, 2011
Global X Canada Preferred ETF	0.58%	February 25, 2011
Global X Farming ETF	0.68%	May 11, 2011
Global X MLP ETF	0.85%	May 11, 2011
Global X MLP Natural Gas ETF	0.85%	May 11, 2011

*	Asset-based custody fees are not included in the annual Supervision and Administration fee. Asset-based custody fees will be borne by the respective fund.

GLOBAL X FUNDS
/s/ Bruno del Ama
By: Bruno del Ama
Title: President and CEO

GLOBAL X MANAGEMENT COMPANY LLC

/s/ Bruno del Ama
By: Bruno del Ama
Title: CEO